Exhibit 99.1

Spectral portfolio company, Kontexto, announces closing of company

Company closure effective immediately

SEATTLE–(BUSINESS WIRE)—(September 30, 2015) Spectral Capital Corporation, (FCCN.QB), announced today that portfolio company Kontexto will cease operations as of today, September 30, 2015.

Spectral has held an interest in Kontexto since March 14, 2013 when it purchased 8% of the issued and outstanding shares of Kontexto, Inc., a Canadian corporation. Spectral purchased the shares from a minority shareholder in exchange for 5,000,000 common shares of Spectral stock, par value $0.0001 and warrants to purchase 5,000,000 common shares at $0.85 per share, expiring on March 13, 2013. There were no commissions associated with the transaction and shares were issued to non US shareholders of a Sargas Capital, Ltd., a Canadian company.

On September 30, 2015, management of Kontexto announced the closing down of the business with no cash or assets available for distribution to any shareholders, meaning Spectral will experience a total loss of our investment.  Spectral is currently valuing the investment in Kontexto at $232,00.00 as of our last 10 Q dated August 12, 2015.  The company expects to write this amount down to $0 as of the quarter ending September 30, 2015.

“Kontexto developed very complex analytical software that fueled their 7 year run as a company. The team has a number of talented and creative people and we hope to continue to work with a few of them on our other endeavors”, stated Spectral president Jenifer Osterwalder. “Most importantly, as shareholders know that we are putting more focus on our other portfolio company, Monitr, we see real benefit in utilizing this talent pool for Monitr”.

ABOUT SPECTRAL:

Spectral Capital  (FCCN) is a publicly traded technology startup accelerator that invests primarily in emerging and fast growth technology markets. We offer shareholders an ideal way to invest in early stage startups with the added benefit of investment liquidity through public exchanges.  We acquire companies that are developing technologies and solutions to challenging business problems and needs.  Spectral guides and mentors each new venture, keeping them on track and focused on growth. Spectral Capital has offices and operations in North America and Europe.

PRESS RELEASE FORWARD LOOKING STATEMENT:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:
Jenifer Osterwalder
contact@spectralcapital.com

206-262-7820